                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 5(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported) June 8, 2001 (June 7, 2001)



                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)



               Delaware                 1-815            51-0014090
    (State or Other Jurisdiction    (Commission       (I.R.S. Employer
           of Incorporation)         File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware 19898
                   (Address of principal executive offices)



     Registrant's telephone number, including area code: (302) 774-1000

Item 5.  Other Events and Regulation FD Disclosure.

     The Registrant files, pursuant to Regulation FD, its news release dated June 7, 2001, entitled "DuPont to Sell Pharmaceuticals Unit to Bristol-Myers Squibb Company for $7.8 Billion; Board Authorizes New Share Buyback Program," a copy of which is below. This news release is also filed in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363).


                                    Contact:   Clif Webb
                                               302-774-4005
                                               r-clifton.webb@usa.dupont.com



 DUPONT TO SELL PHARMACEUTICALS UNIT TO BRISTOL-MYERS SQUIBB COMPANY FOR $7.8
              BILLION; BOARD AUTHORIZES NEW SHARE BUYBACK PROGRAM


     WILMINGTON, Del., June 7, 2001 - DuPont today announced that it has reached a definitive agreement to sell the DuPont Pharmaceuticals Company to Bristol-Myers Squibb Company for $7.8 billion in cash. DuPont said that it will retain its interest in Cozaar/R//Hyzaar/R/, an antihypertensive drug developed by DuPont and Merck, and marketed by Merck. Closing of the sale is expected in the fourth quarter, subject to government approvals.

     DuPont plans to use a portion of the proceeds to complete the current $2.5 billion share buyback program that was announced in July of last year. The remaining proceeds are expected to be used to reduce net debt and invest in growth opportunities aligned with the company's strategic direction.

     In a related action, the DuPont Board of Directors authorized a new $2 billion share buyback program to begin once the current program is complete.

     "The actions we have taken today will build superior value for our shareholders as we fund investment in growth-oriented opportunities and quicken the pace of our share buyback programs," said DuPont Chairman and Chief Executive Officer Charles O. Holliday, Jr.

     The transaction is expected to be accretive to earnings in 2002. The impact on current year earnings per share will depend on the final closing date and the timing and pace of the share buyback program implementation.

     DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 70 countries and has 93,000 employees.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.


                                     # # #


6/7/01

Cozaar/R/ and Hyzaar/R/ are registered trademarks of E. I. du Pont de Nemours and Company.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              E. I. DU PONT DE NEMOURS AND COMPANY
                                                (Registrant)



                                              /s/ J. P. Jessup
                              ------------------------------------------------
                                               J. P. Jessup
                                   Vice President - Finance and Controller



June 8, 2001